Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2
TO
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is dated as of June 8, 2016, but effective of June 1, 2016 (the “Amendment Effective Date”), by and among:

(a)                                 KapStone Receivables, LLC, a Delaware limited liability company (the “Seller”),

(b)                                 KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone Paper”), as initial Servicer (the “Servicer”),

(c)                                  Wells Fargo Bank, N.A. (“Wells” or a “Purchaser”),

(d)                                 PNC Bank, National Association (“PNC” or a “Purchaser”),

(e)                                  Sumitomo Mitsui Banking Corporation (“SMBC” or a “Purchaser”), New York Branch,

(f)                                   Coöperatieve Rabobank, U.A. (“Rabobank” or a “Purchaser”), New York Branch, and

(g)                                  Wells Fargo Bank, N.A., in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement defined below.

W I T N E S S E T H:

WHEREAS, the Seller, the Servicer, the Purchasers and the Administrative Agent have entered into that certain Receivables Purchase Agreement dated as of September 26, 2014 (as amended, modified or restated from time to time, the “Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.                            Amendments to the Purchase Agreement.   Effective as of the Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

(a)                                 Any reference in the Purchase Agreement to “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (Rabobank Nederland)” is hereby replaced with “Coöperatieve Rabobank, U.A.”

(b)                                 Sections 3.1(v) of the Purchase Agreement are hereby amended and restated in its entirety to read as follows:

(v) OFAC; Anti-Corruption and Sanctions Laws.  Seller is not, nor, to the knowledge of Seller, is any director, officer, employee or controlled affiliate of Seller, a Sanctioned Person.  Seller is in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

(c)                                  Section 3.2(k) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(k) OFAC; Anti-Corruption and Sanctions Laws.  Servicer is not, nor is any of its Subsidiaries, nor, to the knowledge of Servicer or its Subsidiaries, is any director, officer, employee or controlled affiliate thereof, a Sanctioned Person.  Servicer and its Subsidiaries are in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

(d)                                 Section 5.1(a)(iv) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(iv) Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition, operations or business of such Seller Party as the Administrative Agent or any Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Purchasers under or as contemplated by this Agreement, including any information available to the Seller as any Purchaser may reasonably request in order to assist such Purchaser in complying with its obligations under the European Union Capital Requirements Directive.

(e)                                  Section 5.2(h) is hereby amended and restated in its entirety to read as follows:

(h)                                 Use of Proceeds.  Seller will not use the proceeds of any Purchase hereunder, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.  Seller will not, and will not permit any of its directors, officers, employees and agents to, use the proceeds of any Purchase of Receivables hereunder for the purpose of (A) offering, paying, promising to pay, or authorizing of the payment or giving of money, or anything else of value, to any Person in violation of any of the laws referenced in Section 3.2(k), or (B) funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of any of the laws referenced in Section 3.2(k).

(f)                                   Exhibit I to the Purchase Agreement is hereby amended to add the following defined terms in their appropriate alphabetical order:

“European Union Capital Requirements Directive” means Articles 404-410 of the Capital Requirements Regulation No. 575/2013 of the European Parliament and of the Council of 26 June 2013, as the same may be amended or re-enacted from time to time, and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission.  References herein to the European Union Capital Requirements Directive or to any Article or other provision thereof shall include (i) any corresponding law or rule in effect in any country in the European Economic Area and applicable (directly or indirectly) to Rabobank (and, for the avoidance of doubt, references thereto shall also include any related directive given by an applicable Governmental Authority to Rabobank or any of its Affiliates in relation to any investments or exposures to risk in connection with the transactions contemplated by the Transaction Documents),  and (ii) any amendments to the foregoing and any order, instrument or regulation made or issued under the European Union Capital Requirements Directive or any of the foregoing.

“U.S. Dollar” or “$” means lawful currency of the United States of America.

(g)                                  Clause (e) of the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(e)                                  which is denominated in U.S. Dollars and is payable to a Lock-Box or Collection Account located in the United States;

(h)                                 In Exhibit I to the Purchase Agreement of the defined terms listed below are hereby amended and restated in their entirety to read as follows:

“Business Day” means any day on which: (a) banks are not authorized or required to close in New York, New York, Atlanta, Georgia, Pittsburgh, Pennsylvania, or in any location where a Collection Account is maintained and (b) if the term “Business Day” is utilized in connection with the Eurodollar Rate or the LIBOR Market Index Rate, dealings are carried out in the London interbank market.

“Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor (other than an Other Foreign Obligor) and its Affiliates (if any), the applicable concentration limit shall be determined as follows for such other Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	12.00%
A-1	P-1	10.00%
A-2	P-2	8.00%
A-3	P-3	4.00%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	4.00%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is a Non-Rated Obligor, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (iii) upon Seller’s request from time to time, the Purchasers, in their sole discretion, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Purchaser upon not less than five (5) Business Days’ written notice to Seller and the Administrative Agent.

“Facility Termination Date” means the earlier of (i) June 6, 2017, and (ii) the Amortization Date.

“Fee Letter” means that certain Fee Letter dated as of June 7, 2016 by and among Seller, the Administrative Agent, the Purchasers and SMBC Nikko Securities America, Inc., as agent for SMBC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit or Special Concentration Limit for such Obligor, (ii) the aggregate amount by which the aggregate Outstanding Balance of all Extended Term Receivables included as Eligible Receivables exceeds ten percent (10.00%) of the aggregate Outstanding Balance of all

Eligible Receivables, (iii) the aggregate amount by which the aggregate Outstanding Balance of all Canadian Receivables included as Eligible Receivables exceeds ten percent (10.00%) of the aggregate Outstanding Balance of all Eligible Receivables, (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of all Other Foreign Obligors in a particular country exceeds two and one-half percent (2.50%) of the aggregate Outstanding Balance of all Eligible Receivables, (v) the aggregate amount by which the aggregate Outstanding Balance of all Other Foreign Receivables included as Eligible Receivables exceeds six and one-half percent (6.50%) of the aggregate Outstanding Balance of all Eligible Receivables, (vi) the Reserve for Cash Discounts, and (vii) the Reserve for Customer Rebates.

SECTION 2.                            Effect of Amendment.  Except as specifically amended hereby, the Purchase Agreement and all exhibits and schedules attached thereto shall remain in full force and effect.  This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment to the Purchase Agreement and the exhibits attached thereto to the extent set forth herein.

SECTION 3.                            Consent to Other Amendment.  By their signature below, each of the Purchasers hereby consents to Amendment No. 2 to Receivable Sale Agreement by and among by and among the Originators, the Servicer and KapStone Receivables, LLC (the “Other Amendment”).

SECTION 4.                            Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

SECTION 5.                            Effectiveness. This Amendment shall become effective on the Amendment Effective Date subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

1.                                      The Administrative Agent shall have received (a) executed counterparts of this Amendment, duly executed by the parties hereto, (b) executed copies of the Other Amendment, duly executed by the parties thereto, together with each of the other closing documents required thereunder, (c) counterparts of a Fee Letter of even date herewith, duly executed by each of the parties hereto, and (d) the information that would otherwise be required to be set forth on Exhibit IV hereto.

2.                                      Each of the Purchasers (or its agent identified in the Fee Letter) shall have received payment of its structuring fee in immediately available funds.

3.                                      Each of the representations and warranties contained in Article III of the Purchase Agreement shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

4.                                      All conditions precedent to the effectiveness of the Other Amendment shall have been satisfied.

SECTION 6.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than section 5-1401 of the New York General Obligations law).

SECTION 7.                            Execution in Counterparts; Severability.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

<Signature pages follow>

IN WITNESS WHEREOF, the parties have hereunder set their hands as of the date first above written.

KAPSTONE RECEIVABLES, LLC, AS SELLER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Treasurer

KAPSTONE PAPER AND PACKAGING CORPORATION, AS THE SERVICER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A.,

AS ADMINISTRATIVE AGENT AND A PURCHASER

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,

AS A PURCHASER

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH,

AS A PURCHASER

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, AS A PURCHASER

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Executive Director

By:	/s/ David Braakenburg
Name:	David Braakenburg
Title:	Vice President